UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2014.

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway
Coppell, Texas 75019
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 5.07 is incorporated herein by reference, in its entirety, into this Item 5.01.

There are no arrangements or understandings among members of the former and new control groups or their associates with respect to the election of directors or other matters.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 29, 2014, ALCO Stores, Inc. (the “Company”) held its annual stockholders’ meeting at the offices of the Board’s legal counsel, Norton Rose Fulbright, located at 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201 (the “Annual Meeting”), and the stockholders (1) elected Stanley B. Latacha, Dilip Singh, William L. Lechtner, John M. Climaco, David W. Pointer, Mark D. Stolper, and Robert J. Sarlls as directors to serve for a term of one year; (2) ratified the appointment of Grant Thornton LLP as the Company’s independent public accounting firm for the fiscal year ending February 1, 2015; (3) voted for the non-binding “say on pay” advisory vote approving the compensation of the Company’s named executive officers; and (4) voted against the extension of the term of the Company’s Amended and Restated Rights Agreement.

Set forth below are the votes with respect to each stockholder proposal:

Proposal 1: Election of Directors

	For	Withhold
Royce Winsten	327,932	38,409
Richard E. Wilson	322,932	43,409
Dennis E. Logue	323,677	42,664
Lolan C. Mackey	323,677	42,664
Terrence M. Babilla	323,677	42,664
Paul T. Davies	323,677	42,664
Leslie A. Ball	323,677	42,664
Stanley B. Latacha	1,499,133	28,002
Dilip Singh	1,149,707	377,428
William L. Lechtner	1,151,321	375,814
John M. Climaco	767,383	759,752
David W. Pointer	1,115,195	411,940
Mark D. Stolper	1,151,321	375,814
Robert J. Sarlls	1,495,571	31,564

Proposal 2: Ratification of Grant Thornton LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
1,883,280	3,046	7,150

Proposal 3: Approval of the Non-Binding, Advisory “Say on Pay” Proposal on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain
1,801,182	80,668	11,626

Proposal 4: Extension of the Term of the Company’s Amended and Restated Rights Agreement

For	Against	Abstain
385,683	1,493,362	14,431

Item 7.01.  Regulation FD Disclosure.

The information set forth in Items 5.07 and 8.01 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 8.01.  Other Events.

On August 29, 2014, the Company issued a press release announcing the completion of its Annual Meeting of Stockholders and the installation of the newly elected Board of Directors.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The election of the new Board of Directors constituted a “Change of Control” event under the Company’s 2012 Equity Incentive Plan and the Company’s 2003 Incentive Stock Option Plan (collectively, the “Plans”).  Pursuant to the terms of the Plans and the outstanding award agreements executed with each award recipient under the Plans, in conjunction with the occurrence of the Change of Control event, all of the outstanding stock options and restricted stock granted under such award agreements vested fully and immediately.

Item 9.01.  Exhibits.

(d)           Exhibits

99.1	Press Release dated August 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2014	ALCO STORES, INC. By: /s/ Brian Assmus Brian Assmus, Vice President Controller/Treasurer

INDEX TO EXHIBITS

99.1	Press Release dated August 29, 2014.